EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

Pursuant to Section 906 of the Sarbanes Oxley Act of 2002 (18 U.S.C. 1350) and
Rules 13a-14(b) of the Securities Exchange Act of 1934

I, Daniel A. Ninivaggi, President of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises Holdings L.P. (the “Registrant”), certify that, to the best of my knowledge, based upon a review of the Icahn Enterprises Holdings L.P. quarterly report on Form 10-Q for the period ended June 30, 2010 of the Registrant (the “Report”):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Daniel A. Ninivaggi
Daniel A. Ninivaggi
President of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises Holdings L.P.

Date: August 13, 2010